EMPLOYMENT AGREEMENT
                              --------------------

THIS  effective  as  of  the  4th  day  of January, 2001 (the "Effective Date"):

BETWEEN:

MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC., a company incorporated pursuant to the laws of the State of Nevada, of 4199 Lougheed Highway, Suites 200 and 201, Burnaby, British Columbia, Canada

(the  "Company")

AND:

KEVIN O'REILLY, an individual having an address of 1212 10th Avenue #101, San Francisco, CA 94122

(the  "Employee")

WHEREAS:

A. The Company has requested the assistance of the Employee in providing certain employment services, as described in Schedule "A" attached hereto; and

B. The Employee has agreed to provide such assistance and services to the Company in accordance with the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties hereto agree as follows:

1.     DUTIES  AND  DEVOTION  OF  TIME

1.1 Duties. During the term of this Agreement, the Employee will be responsible for the duties set out in Schedule "A" attached hereto (the "Duties").

1.2 Devotion of Time. The parties hereto acknowledge and agree that the work of the Employee is and will be of such a nature that regular hours are insufficient and impractical and occasions may arise whereby the Employee will be required to work more than eight (8) hours per day and/or five (5) days per week. It is also anticipated that the Employee may be required to work during evenings, Saturdays, Sundays and public holidays in order to properly perform the Duties. The Employee agrees that the consideration set forth herein will be in full and complete satisfaction for such work and services, regardless of when and where such work and services are performed. The Employee further releases the Company from any claims for overtime pay or other such compensation which may accrue to the Employee by reason of any existing or future legislation or otherwise. Notwithstanding the foregoing, the Company agrees that so long as the Employee properly discharges the Duties, the Employee may devote the remainder of his time and attention to other non-competing business pursuits.

1.3 Business Opportunities the Property of the Company. The Employee agrees to communicate immediately to the Company all business opportunities, inventions and improvements in the nature of the business of the Company which, during the term of this Agreement, the Employee may conceive, make or discover, become aware of, directly or indirectly, or have presented to him in any manner which relates in any way to the Company, either as it is now or as it may develop, and such business opportunities, inventions or improvements will become the exclusive property of the Company without any obligation on the part of the Company to make any payments therefor in addition to the salary and benefits herein described to the Employee.

1.4 No Personal Use. The Employee will not use any of the work the Employee performs for the Company for any personal purposes without first obtaining the prior written consent of the Company.

2.     SALARY,  BONUSES  AND  BENEFITS

2.1 Salary. In consideration of the Employee providing the services referred to herein, the Company agrees to pay the Employee a monthly base salary (the "Monthly Base Salary") of One Hundred Twenty Thousand US Dollars ($120,000) less applicable deductions, payable bi-weekly, plus the performance bonus and stock options as set out below, subject to increase from time to time as approved by the Board of Directors of the Company or as agreed to in writing from time to time by both parties.

2.2     Benefits.  The  Company  will  provide,  maintain  and  pay  for:

(a) medical insurance for the Employee and his immediate family as is provided by the Company's medical services plan; and

(b) such extended health and other benefits for the Employee and his immediate family as are provided to other employees of the Company, subject to the eligibility of the Employee.

2.3 Performance Bonus. The Company will pay to the Employee a performance bonus for the year ended December 31, 2001 (the "Performance Bonus Year"):

(a) in the amount of ten percent (10%) of any amount of the gross margin on all sales which exceed a gross margin on sales of $1,200,000 for the Performance Bonus Year; and

(b) for subsequent years, in such amounts and upon such performance objectives as is set from time to time by the Board of Directors of the Company, or as amended in writing from time to time by the Board of Directors of the Company.

2.4 Stock Options. The Company has agreed to grant to the Employee options (the "Options") to purchase a total of One Hundred Twenty Thousand (120,000) common shares in the capital stock of the Company pursuant to the terms and conditions of a stock option agreement to be entered into between the Company and the Employee.

3.     VACATION

3.1 Entitlement to Vacation. The Company acknowledges that the Employee will be entitled to an annual vacation of three (3) weeks. The Employee will use his best efforts to ensure that such vacation is arranged with the Company in advance such that it does not unduly affect the operations of the Company.

3.2 Increase in Vacation. The period set out in Section 3.1 above may be increased from time to time as agreed between the Employee and the Company.

4.     REIMBURSEMENT  OF  EXPENSES

4.1 Reimbursement of Expenses. The Employee will be reimbursed for all reasonable out-of-pocket expenses incurred by the Employee in or about the execution of the Duties contained herein, including without limitation, all reasonable travel and promotional expenses payable or incurred by the Employee in connection with the Duties under this Agreement. All payments and reimbursements will be made within ten (10) days of submission by the Employee of vouchers, bills or receipts for such expenses.

5.     CONFIDENTIAL  INFORMATION,  NON-COMPETE  AND  NON-SOLICITATION

5.1 Confidential Information. The Employee will not, either during the term of this Agreement or at any time thereafter, without specific consent in writing, disclose or reveal in any manner whatsoever to any other person, firm or corporation, nor will he/she use, directly or indirectly, for any purpose other than the purposes of the Company, the private affairs of the Company or any confidential information which he/she may acquire during the term of this Agreement with relation to the business and affairs of the directors and shareholders of the Company, unless the Employee is ordered to do so by a court of competent jurisdiction or unless required by any statutory or other legal authority.

5.2 Non-Disclosure Provisions. The Employee will be subject to the further non-disclosure provisions contained in Schedule "B" attached hereto and incorporated hereinafter by this reference.

5.3 Non-Competition and Non-Solicitation. The Employee agrees that during the period of the Employee's employment with the Company and for a period of twenty-four (24) months from the last payment of compensation to the Employee by the Company, the Employee will not engage in or participate in any business activity that competes, directly or indirectly, with the businesses of the Company in the United States or any other geographical location in which the Company carries on business.

5.4 Exception. Notwithstanding anything to the contrary contained herein the Employee may, without being deemed to compete, directly or indirectly, with the businesses of the

Company own not more than twenty percent (20%) of any class of the outstanding securities of any corporation listed on a securities exchange or traded in the over-the-counter market.

5.5     Non-Solicitation.  The  Employee agrees that for a period of twenty-four
(24) months following the termination of the Employee's employment for any reason whatsoever, the Employee will not, whether as principal, agent, employee, employer, director, officer, shareholder or in any other individual or representative capacity, solicit or attempt to retain in any way whatsoever any of the employees of the Company or its affiliates.

5.6 Provisions Survive Termination. The provisions of this Section 5 will survive the termination of this Agreement. It is the desire and the intent of the parties that the provisions of this Section 5 shall be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 5 is adjudicated unenforceable in any jurisdiction, such adjudication shall apply only in that particular jurisdiction in which such adjudication is made.

6.     TERM

6.1 Term. This Agreement will remain in effect until terminated in accordance with any of the provisions contained in this Agreement.

7.     TERMINATION

7.1 Termination by Employee. Notwithstanding any other provision contained herein, the parties hereto agree that the Employee may terminate this Agreement, with or without cause, by giving three (3) months' written notice of such intention to terminate.

7.2 Resignation or Cessation of Duties. In the event that the Employee ceases to perform all of the Duties contained herein, other than by reason of the Employee's death or disability, or if the Employee resigns unilaterally and on his own initiative from all of his positions, this Agreement will be deemed to be terminated by the Employee as of the date of such cessation of Duties or such resignation, and the Company will have no further obligations under Sections 2.1 and 2.2 hereof.

7.3 Termination by Company. The Company may terminate this Agreement at any time for cause, but no such termination will in any way affect the obligations of the Employee to the Company pursuant to Section 5 hereof. The parties further agree that except for termination for cause, the Company may not terminate this Agreement without payment to the Employee of a termination allowance equivalent to three (3) months of the Monthly Base Salary payable by the Company to the Employee, regardless of the date of termination. For purposes of this Section 7.3 and of the Employee's employment with the Company, "cause" shall include, without limitation, the following circumstances:

(a) if the Employee has committed a criminal offence involving moral turpitude or has improperly enriched himself at the expense of the Company;

(b) if the Employee, in carrying out his duties hereunder, (i) has been wilfully and grossly negligent, or (ii) has committed wilful or gross misconduct or, (iii) has failed to comply with an instruction or directive from the Board of Directors (and which is not otherwise cured within thirty (30) days);

(c) if the Employee has breached a material term of this Agreement (and which is not otherwise cured within thirty (30) days);

(d) if the Employee becomes bankrupt or in the event a receiving order (or any analogous order under any applicable law) is made against the Employee or in the event the Employee makes any general disposition or assignment for the benefit of his creditors; or

(e) if the Employee is diagnosed as being afflicted by chronic alcoholism or drug addiction.

7.4 Death. In the event of the death of the Employee during the term of this Agreement, this Agreement will be terminated as of the date of such death.

7.5 Disability. In the event that the Employee will during the term of this Agreement by reason of illness or mental or physical disability or incapacity be prevented from or incapable of performing the Duties hereunder, then the Employee will be entitled to receive the remuneration provided for herein at the rate specified hereinbefore for the period during which such illness, disability or incapacity continues.

8.     RIGHTS  AND  OBLIGATIONS  UPON  TERMINATION

8.1 Rights and Obligations. Upon termination of this Agreement, the Employee will deliver up to the Company all documents, papers, plans, materials and other property of or relating to the affairs of the Company, which may then be in its or the Employee's possession or under his control.

9.     CLOSING

9.1     Closing  Date.  This  Agreement will be effective on the Effective Date.

9.2 Conditions of Closing. The parties hereto agree that it is a condition of the effectiveness of this Agreement that the Company's Board of Directors approve this Agreement.

10.     NOTICES  AND  REQUESTS

10.1 Notices and Requests. All notices and requests in connection with this Agreement will be deemed given as of the day they are received either by messenger, delivery service, or mailed by registered or certified mail with postage prepaid and return receipt requested and addressed as follows:

(a)     if  to  the  Company:

Merlin  Software  Technologies  International,  Inc.

4199  Lougheed  Highway
Suites  200  and  201
Burnaby,  British  Columbia  V5C  3Y6
Canada
Attention:  President
Facsimile:  (604)  320-7277

with  a  copy  to:

CLARK,  WILSON
Suite  800-885  West  Georgia  Street
Vancouver,  British  Columbia  V6C  3H1
Attention:  Virgil  Hlus
Facsimile:  (604)  687-6314

(b)     If  to  the  Employee:

Kevin  O'Reilly
1212  10th  Avenue  #101
San  Francisco,  CA
94122

or to such other address as the party to receive notice or request so designates by written notice to the other.

11.     INDEPENDENT  PARTIES

11.1 Independent Parties. This Agreement is intended solely as an employment services agreement and no partnership, agency, joint venture, distributorship or other form of agreement is intended.

12.     AGREEMENT  VOLUNTARY  AND  EQUITABLE

12.1 Agreement Voluntary. Each of the parties acknowledges and declares that such party has obtained all such professional advice (including legal advice) as such party deems appropriate before executing this Agreement and that such party is relying wholly on its own judgment and knowledge and has not been influenced to any extent whatsoever by any representations or statements made by or on behalf of the other party regarding any matters dealt with herein or incidental thereto save as set out herein.

12.2 Agreement Equitable. The parties further acknowledge and declare that they each have carefully considered and understand the provisions contained herein, including, but without limiting the generality of the foregoing, the Employee's rights upon termination and the restrictions on the Employee after termination and agree that the said provisions are mutually fair and equitable, and that they executed this Agreement voluntarily and of their own free will.

13.     CONTRACT  NON-ASSIGNABLE;  ENUREMENT

13.1 Contract Non-Assignable. This Agreement and all other rights, benefits and privileges contained herein may not be assigned by the Employee without consent.

13.2 Enurement. The rights, benefits and privileges contained herein will enure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators and successors and permitted assigns.

14.     ENTIRE  AGREEMENT

14.1 Entire Agreement. This Agreement represents the entire Agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties.

14.2 Previous Agreements Cancelled. Save and except for the express provisions of this Agreement, any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the services of the Employee for the Company are hereby terminated and cancelled and each of the parties hereby releases and further discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such Agreement.

15.     WAIVER

15.1 Waiver. No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other of its obligations herein will be deemed or construed to be a consent or waiver to or of any breach or default of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure to act, or to declare either party in default irrespective of how long such failure continues, will not constitute a waiver by such party of its rights herein or of the right to then or subsequently declare a default.

16.     SEVERABILITY

16.1 Severability. If any provision contained herein is determined to be void or enforceable in whole or in part, it is to that extent deemed omitted. The remaining provisions will not be affected in any way.

17.     AMENDMENT

17.1 Amendment. This Agreement will not be amended or otherwise modified except by a written notice of even date herewith or subsequent hereto signed by both parties.

18.     HEADINGS

18.1 Headings. The headings of the sections and subsections herein are for convenience only and will not control or affect the meaning or construction of any provisions of this Agreement.

19.     GOVERNING  LAW

19.1 Governing Law. This Agreement will be construed under and governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts such state and all courts competent to hear appeals therefrom and waives, so far as is legally possible, its right to have any legal action relating to this Agreement tried by a jury.

20.     EXECUTION

20.1 Execution in Several Counterparts. This Agreement may be executed by facsimile and in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 4th day of January, 2001.

MERLIN  SOFTWARE  TECHNOLOGIES  INTERNATIONAL,  INC.

Per: /s/ Trevor McConnell
     Authorized  Signatory

EXECUTED by KEVIN O'REILLY in the presence of:     )
                                                   )
                                                   )
Signature                                          )
                                                   )
Print Name                                                 /s/ Kevin O'Reilly
                                                   )           KEVIN O'REILLY
Address                                            )
                                                   )
                                                   )
Occupation                                         )

                                  SCHEDULE "A"

The Employee shall have the title of Vice President of Marketing and will report to the President of the Company.

The  Employee's  duties  shall  include,  without  limitation,  the  following:

1. assist Jim Baglot, Vice President of Sales, in the first quarter of 2001 to close revenue producing agreements with current and prospective partners;

2. for the period of time that the Employee is living outside of Seattle, Washington, or the Vancouver, British Columbia areas; to spend a minimum of ten
(10) days per month at the Company's executive offices in Burnaby, British Columbia;

3. after the initial six (6) month period, the Employee will relocate to Seattle, Washington or Vancouver, British Columbia; and

4. all other duties and responsibilities that are usually and customarily performed by a Vice President of Marketing.

                                  SCHEDULE "B"
                            NON-DISCLOSURE PROVISIONS
                            -------------------------

1.     CONFIDENTIAL  INFORMATION  AND  MATERIALS

(a) "Confidential Information" will mean, for the purposes of this Agreement, non-public information which the Company designates as being confidential or which, under the circumstances surrounding disclosure ought reasonably to be treated as confidential. Confidential Information includes, without limitation, information, whether written, oral or communicated by any other means, relating to the Company's released or unreleased software or hardware products, the marketing or promotion of any product of the Company, the Company's business policies or practices, and information received from others which the Company is obliged to treat as confidential. Confidential Information disclosed to the Employee by any subsidiary and/or agents of the Company is covered by this Agreement.

(b) Confidential Information will not include that information defined as Confidential Information hereinabove which the Employee can exclusively establish:

(i) is or subsequently becomes publicly available without breach of any obligation of confidentiality owed by the Company;

(ii) became known to the Employee prior to disclosure by the Company to the Employee;

(iii) became known to the Employee from a source other than the Company other than by the breach of any obligations of confidentiality owed to the Company; or

(iv)     is  independently  developed  by  the  Employee.

(c) Confidential Materials will include all tangible materials containing Confidential Information, including, without limitation, written or printed documents and computer disks or tapes, whether machine or user readable.

2.     RESTRICTIONS

(a) The Employee will not disclose any Confidential Information to third parties for a period of one (1) year following the termination of this Agreement, except as provided herein. However, the Employee may disclose Confidential Information during bona fide execution of the Duties or in accordance with judicial or other governmental order, provided that the Employee will give reasonable notice to the Company prior to such disclosure and will comply with any applicable protective order or equivalent.

(b) The Employee will take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to keep confidential the Confidential Information, as defined hereinabove.

(c) Confidential Information and Materials may be disclosed, reproduced, summarized or distributed only in pursuance of the business relationship of the Employee with the Company, and only as provided hereunder. The Employee agrees to segregate all such Confidential Materials from the materials of others in order to prevent co-mingling.

3.     RIGHTS  AND  REMEDIES

(a) The Employee will notify the Company immediately upon discovery of any unauthorized use or disclosure of Confidential Information or Materials, or any other breach of this Agreement by the Employee, and will co-operate with the Company in every reasonable manner to aid the Company to regain possession of said Confidential Information or Materials and prevent all such further unauthorized use.

(b) The Employee will return all originals, copies, reproductions and summaries of or relating to the Confidential Information at the request of the Company or, at the option of the Company, certify destruction of the same.

(c) The parties hereto recognize that a breach by the Employee of any of the provisions contained herein would result in damages to the Company and that the Company could not be compensated adequately for such damages by monetary award. Accordingly, the Employee agrees that in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company will be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

4.     MISCELLANEOUS

(a) All Confidential Information and Materials are and will remain the property of the Company. By disclosing information to the Employee, the Company does not grant any express or implied right to the Employee to or under any and all patents, copyrights, trademarks, or trade secret information belonging to the Company.

(b) All obligations created herein will survive change or termination of any and all business relationships between the parties.

(c) The Company may from time to time request suggestions, feedback or other information from the Employee on Confidential Information or on released or unreleased software belonging to the Company. Any suggestions, feedback or other disclosures made by the Employee are and will be entirely voluntary on the party of said Employee and will not create any obligations on the part of the

Company or a confidential agreement between the Employee and the Company. Instead, the Company will be free to disclose and use any suggestions, feedback or other information from the Employee as the Company sees fit, entirely without obligation of any kind whatsoever to the Employee.